Exhibit 10.1

ANADARKO PETROLEUM CORPORATION	MAIN (720) 929-6000 1099 18TH STREET, SUITE 1800 • DENVER, COLORADO 80202 P.O. BOX 173779 • DENVER, COLORADO 80202-3779

January 22, 2013

PCY Holdings LLC

Attn: Mark W. Harding

1490 Lafayette Street, #203

Denver, CO 80218

Re:	Assignment of Oil & Gas Lease

Request for Consent to Assign

Mr. Harding:

This letter is in regard to that certain Oil & Gas Lease (the “Lease”) dated March 10, 2011, Surface Use and Damage Agreement (the “SUA”) dated March 10, 2011, and Memorandum of Surface Use and Damage Agreement (the “MOSUA”) dated March 10, 2011 all between Anadarko E&P Company LP (“Anadarko”) and PCY Holdings LLC, covering lands in Arapahoe County, Colorado. Anadarko has negotiated an agreement with ConocoPhillips Company (“ConocoPhillips”) and one of its wholly owned subsidiaries, Burlington Resources Oil & Gas Company LP (“BROG”), whereby BROG will be assigned the Lease, SUA, and MOSUA through a Reverse 1031 Exchange.

Effective December 1, 2012, Anadarko plans to assign all of its right, title, and interest in the Lease, SUA, and MOSUA to COP BROG I LLC (“CBI”). CBI is a qualified intermediate entity created by ConocoPhillips and BROG to temporarily take title to the Lease, SUA, and MOSUA to meet the requirements of the Reverse 1031 Exchange. A Reverse 1031 Exchange is similar to a standard Like Kind Exchange except that the order of events are reversed and an entity purchases a replacement property prior to divesting of the property being replaced. This structure requires that an intermediary, CBI, take title to the acquired property until the property to be exchanged is sold. In this instance, BROG plans to divest of a property in early 2013 at which point the Lease, SUA, and MOSUA will be assigned by CBI to BROG, the ConocoPhillips entity that will ultimately take title to the Lease.

As you are aware, the Lease requires the Lessor’s written consent for any assignment of leasehold rights made by the Lessee, and Anadarko is hereby requesting said consent. Anadarko anticipates closing on the described transaction in the coming weeks, and would greatly appreciate any effort you can make to expedite the requested approval. Please sign in the space provided below acknowledging your receipt of this letter and consent to Anadarko’s assignment of the Lease, which will be assigned along with the SUA and MOSUA. Once executed please return the original letter in the enclosed pre-addressed and stamped envelope.

Please do not hesitate to contact the undersigned at 720.929.6178 or by email at patrick.mcgraw@anadarko.com with any questions.

Sincerely,

Anadarko E&P Company LP

/s/ Patrick McGraw

Patrick McGraw

January 22, 2013

Assignment of Oil & Gas Lease

Request for Consent to Assign

PCY Holdings LLC consents to Anadarko E&P Company LP’s assignment of the Lease, which will be assigned along with the SUA and MOSUA to COP BROG I LLC and Burlington Resources Oil & Gas Company LP, a wholly owned subsidiary of ConocoPhillips Company.

PCY HOLDINGS LLC

Approved:	Mark Harding
Title:	President
Date:	1-24-13